Exhibit 99.1

U.S. Auto Parts Reports First Quarter 2017 Results

CARSON, Calif. - May 10, 2017 - U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of aftermarket automotive parts and accessories, reported results for the first quarter ended April 1, 2017. All information and data are from continuing operations, which exclude the AutoMD operating segment unless specifically noted.

First Quarter 2017 Financial Summary vs. Year-Ago Quarter

•	Net sales increased to $80.8 million compared to $80.7 million

•	Gross margin was 29.4% compared to 30.4%

•	Net income was $0.8 million, or $0.02 per diluted share compared to $1.5 million or $0.04 per diluted share

•	Adjusted EBITDA (a non-GAAP measure defined below) was $4.0 million compared to $4.3 million

•	Ended the quarter with no revolver debt compared to $3.0 million at April 2, 2016

First Quarter 2017 Operational Highlights vs. Year-Ago Quarter

•	Total online orders increased by 8% to 949,000 orders

•	Customer acquisition cost reduced by 4% to $7.43

Management Commentary
“Despite a soft month of sales in February, we were able to recover and grow overall revenues while remaining profitable for the quarter,” said Aaron Coleman, CEO of U.S. Auto Parts. “We also continued to carry no revolver debt while generating strong free cash flow, a key objective for us in 2017. We experienced a shift in channel mix during the quarter, with our lower-margin online marketplace sales increasing 24%. This was the primary driver of our margin compression in Q1, however, we quickly addressed this dynamic by optimizing our customer acquisition cost accordingly.”

“As we look ahead, we will remain committed to focusing on our private label business to drive profitability and strong free cash flow. We will also continue to address evolving market dynamics, such as our channel mix, with prudent cost management and traffic optimization strategies. Ultimately, our goal is to continue providing an affordable and gratifying shopping experience for our customers.”

Exhibit 99.1

First Quarter 2017 Financial Results
Net sales in the first quarter of 2017 increased to $80.8 million compared to $80.7 million in the year-ago quarter. The increase was largely driven by a 24% increase in online marketplace sales to $26.4 million. This was partially offset by soft overall sales in the month of February, which the company attributes to unfavorable weather trends and delayed tax returns by the IRS.

Gross profit in the first quarter of 2017 was $23.8 million compared to $24.5 million in the year-ago quarter. As a percentage of net sales, gross profit was 29.4% compared to 30.4% in the year ago quarter. The decrease in gross margin was primarily driven by a lower-margin channel mix and higher freight costs. The company continues to expect gross margin to range between 29-30% going forward.

Total operating expenses in the first quarter were relatively flat at $22.6 million compared to the first quarter of last year. As a percentage of net sales, operating expenses were 27.9% compared to 28.0% in the year ago quarter.

Net income in the first quarter was $0.8 million, or $0.02 per diluted share, compared to $1.5 million or $0.04 per diluted share in the year-ago period.

Adjusted EBITDA in the first quarter of 2017 was $4.0 million compared to $4.3 million in the year-ago quarter.

At April 1, 2017, cash and cash equivalents totaled $7.2 million compared to $2.7 million at December 31, 2016. The company also continued to have no revolver debt at April 1, 2017.

Key Operating Metrics

	Q1 2017	Q1 2016	Q4 2016
Conversion Rate [1]	1.8%	1.8%	1.9%
Customer Acquisition Cost [1]	$7.43	$7.73	$7.64
Unique Visitors (millions) [1]	28.9	31.4	27.9
Number of Orders - E-commerce only (thousands)	518	559	521
Number of Orders - Online Marketplace (thousands)	431	322	319
Total Number of Internet Orders (thousands)	949	881	840
Revenue Capture (% Sales) [2]	85.2%	85.5%	85.2%
Average Order Value - E-commerce only	$104	$106	$99
Average Order Value - Online Marketplace	$67	$72	$66
Average Order Value - Total Internet Orders	$87	$94	$86

1.	Excludes online marketplaces and media properties (e.g. AutoMD).

2.
Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment and excludes online marketplaces and media properties (e.g. AutoMD).

2017 Outlook

U.S. Auto Parts continues to expect net sales to be up low to mid-single digits on a percentage basis compared to 2016. The company continues to expect net income to range between $4.8 and $7.8 million, and adjusted EBITDA to range between $15.0 and $18.0 million.

Exhibit 99.1

Conference Call
U.S. Auto Parts will conduct a conference call today at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss its financial results for the first quarter ended April 1, 2017.

The Company’s CEO Aaron Coleman and CFO Neil Watanabe will host the conference call, followed by a question and answer period.

Date: Wednesday, May 10, 2017
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Toll-free dial-in number: 877-407-9039
International dial-in number: 201-689-8470
Conference ID: 13659519

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay via the investor relations section of the Company’s website at www.usautoparts.net.

A telephone replay of the conference call will also be available on the same day through May 24, 2017.

Toll-free replay number: 844-512-2921
International replay number: 412-317-6671
Replay ID: 13659519

About U.S. Auto Parts Network, Inc.
Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including collision, engine, and performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides consumers with a broad selection of competitively priced products, all mapped by a proprietary database with applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites include www.autopartswarehouse.com, www.carparts.com, www.jcwhitney.com, and www.AutoMD.com, as well as the Company’s corporate website at www.usautoparts.net.
U.S. Auto Parts is headquartered in Carson, California.

Exhibit 99.1

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; and (e) share-based compensation expense.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as one measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense, as well as items that are not expected to be recurring. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the ongoing operations of companies in our industry.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

Exhibit 99.1

Safe Harbor Statement
This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth and our liquidity requirements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in our credit agreement, the weather, and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Company Contact:
Neil T. Watanabe, Chief Financial Officer
U.S. Auto Parts Network, Inc.
(424) 702-1455 x421
nwatanabe@usautoparts.com

Investor Relations:
Cody Slach or Sean Mansouri
Liolios
949-574-3860
PRTS@liolios.com

Exhibit 99.1

Summarized information for our continuing operations for the periods presented is as follows (in millions):

	Thirteen Weeks Ended
	April 1, 2017	April 2, 2016
Net sales	$80.83	$80.75
Gross profit	$23.79	$24.53
	29.4%	30.4%
Operating expenses	$22.58	$22.62
	27.9%	28.0%
Income from operations	$1.21	$1.91
	1.5%	2.4%
Income from continuing operations	$0.82	$1.54
	1.0%	1.9%
Adjusted EBITDA	$4.03	$4.34
	5.0%	5.4%

The table below reconciles income from continuing operations to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended
	April 1, 2017	April 2, 2016
Income from continuing operations	$816	$1,537
Depreciation & amortization	1,633	1,544
Amortization of intangible assets	112	112
Interest expense, net	376	346
Taxes	27	33
EBITDA	$2,964	$3,572
Stock comp expense	$1,064	$772
Adjusted EBITDA	$4,028	$4,344

The table below reconciles the high and low ends of our projected range of net income to projected Adjusted EBITDA for the period presented (in thousands):

	Low End 52 Weeks Ending December 30, 2017	High End 52 Weeks Ending December 30, 2017

Income from continuing operations	$4,800	$7,800
Depreciation & amortization	6,700	6,700
Amortization of intangible assets	428	428
Interest expense, net	1,176	1,176
Taxes	274	274
EBITDA	$13,378	$16,378
Stock comp expense	$1,622	$1,622
Adjusted EBITDA	$15,000	$18,000

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS
(Unaudited, in Thousands, Except Per Share Data)

	Thirteen Weeks Ended
	April 1, 2017	April 2, 2016
Net sales	$80,833	$80,746
Cost of sales (1)	57,046	56,214
Gross profit	23,787	24,532
Operating expenses:
Marketing	10,314	10,794
General and administrative	4,801	4,433
Fulfillment	6,082	6,038
Technology	1,273	1,244
Amortization of intangible assets	112	112
Total operating expenses	22,582	22,621
Income from operations	1,205	1,911
Other income (expense):
Other income, net	16	6
Interest expense	(378)	(347)
Total other expense, net	(362)	(341)
Income from continuing operations before income taxes	843	1,570
Income tax provision	27	33
Income from continuing operations	816	1,537
Discontinued operations (2)
Loss from operations and disposal of discontinued AutoMD operations	(558)	(729)
Income tax provision (benefit)	1	(182)
Loss on discontinued operations	(559)	(547)
Net income	257	990
Other comprehensive loss:
Foreign currency translation adjustments	(2)	(5)
Total other comprehensive loss	(2)	(5)
Comprehensive income	$255	$985
Income from continuing operations per share:
Basic income from continuing operations per share	$0.02	$0.04
Diluted income from continuing operations per share	$0.02	$0.04
Weighted average common shares outstanding:
Shares used in computation of basic income from continuing operations per share	34,510	34,497
Shares used in computation of diluted income from continuing operations per share	39,959	39,359

(1)	Excludes depreciation and amortization expense which is included in marketing, general and administrative and fulfillment expense.

(2)	During March, 2017 our AutoMD operations filed for dissolution and have been classified as discontinued operations.

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands, Except Par and Liquidation Value)

	April 1, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$7,198	$6,643
Short-term investments	8	30
Accounts receivable, net of allowances of $36 at both April 1, 2017 and December 31, 2016	3,161	3,266
Inventory	57,186	50,904
Other current assets	2,824	2,815
Total current assets	70,377	63,658
Property and equipment, net	16,044	16,478
Intangible assets, net	857	969
Other non-current assets	887	1,029
Total assets	$88,165	$82,134
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$43,334	$33,697
Accrued expenses	7,823	6,860
Current portion of capital leases payable	550	542
Customer deposits	3,463	3,718
Other current liabilities	2,099	1,972
Total current liabilities	57,269	46,789
Capital leases payable, net of current portion	9,626	9,770
Deferred income taxes	—	156
Other non-current liabilities	2,049	2,097
Total liabilities	68,944	58,812
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; $1.45 per share liquidation value or aggregate of $6,017; 4,150 shares authorized; 4,150 shares issued and outstanding at April 1, 2017 and December 31, 2016	4	4
Common stock, $0.001 par value; 100,000 shares authorized; 34,323 and 35,068 shares issued and outstanding at April 1, 2017 and December 31, 2016	35	35
Treasury stock	(3,630)	(1,376)
Additional paid-in capital	178,845	180,153
Accumulated other comprehensive income	555	557
Accumulated deficit	(156,588)	(156,520)
Total stockholders’ equity	19,221	22,853
Noncontrolling interest	—	469
Total equity	19,221	23,322
Total liabilities and stockholders’ equity	$88,165	$82,134

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, In Thousands)

	Thirteen Weeks Ended
	April 1, 2017	April 2, 2016
Operating activities
Net income	$257	$990
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,633	1,851
Amortization of intangible assets	112	120
Deferred income taxes	—	(178)
Share-based compensation expense	1,089	802
Stock awards issued for non-employee director service	2	2
Amortization of deferred financing costs	22	20
Gain from disposition of assets	(8)	—
Changes in operating assets and liabilities:
Accounts receivable	105	(225)
Inventory	(6,282)	4,279
Other current assets	(161)	(630)
Other non-current assets	135	49
Accounts payable and accrued expenses	10,662	2,492
Other current liabilities	(67)	601
Other non-current liabilities	59	78
Net cash provided by operating activities	7,558	10,251
Investing activities
Additions to property and equipment	(1,262)	(1,276)
Proceeds from sale of property and equipment	39	—
Cash paid for intangible assets	—	(125)
Net cash used in investing activities	(1,223)	(1,401)
Financing activities
Borrowings from revolving loan payable	3,576	5,939
Payments made on revolving loan payable	(3,576)	(14,698)
Proceeds from stock options	33	127
Payments of debt financing costs	(2,485)	—
Payments on capital leases	(136)	(141)
Treasury stock repurchase	(2,272)	—
Statutory tax withholding payment for share-based compensation	(688)	(970)
Payment of liabilities related to financing activities	(100)	(100)
Preferred stock dividends paid	(120)	—
Net cash used in financing activities	(5,768)	(9,843)
Effect of exchange rate changes on cash	(12)	(2)
Net change in cash and cash equivalents	555	(995)
Cash and cash equivalents, beginning of period	6,643	5,537
Cash and cash equivalents, end of period	$7,198	$4,542
Supplemental disclosure of non-cash investing and financing activities:
Accrued asset purchases	$694	$849
Property acquired under capital lease	$—	$111
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$(15)	$(7)
Cash paid during the period for interest	337	315